UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 9, 2014

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2014, Comstock Resources, Inc. (the “Company”) and its wholly-owned subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representative of the several underwriters named therein (collectively, the “Underwriters”), in connection with an underwritten public offering of $100 million aggregate principal amount of the Company’s 7 3⁄4% Senior Notes due 2019 (the “Additional Notes”). The Additional Notes constitute an additional issuance of the Company’s outstanding 7 3⁄4% Senior Notes due 2019 which were issued on March 24, 2011 in an aggregate principal amount of $300 million. The Additional Notes will be sold at a price equal to 105.750% of par, resulting in a yield to worst of 5.325% with respect to the Additional Notes. The Additional Notes will be guaranteed on a senior unsecured basis by the Company’s subsidiaries that are guarantors of its indebtedness under its bank credit facility and by certain future restricted subsidiaries of the Company (the “Subsidiary Guarantors”).

The Additional Notes were offered under a prospectus filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Company’s shelf registration statement on Form S-3 (Registration No. 333-184848) (the “Registration Statement”). The Notes will be issued pursuant to an indenture entered into among the Company, the Subsidiary Guarantors and The Bank of New York Mellon, National Association, as Trustee. Closing of the issuance and sale of the Notes is scheduled for May 14, 2014.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company and the Subsidiary Guarantors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than the Notes) for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of Merrill Lynch.

The Company intends to use the net proceeds from the offering of the Additional Notes of approximately $103.0 million (after deducting underwriting discounts and commissions and estimated expenses) to repay outstanding borrowings under its bank credit facility.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 12, 2014 the Company issued a press release announcing the pricing of $100 million of an additional issuance of our Senior 7 3⁄4% Senior Notes due 2019.

A copy of this press release is furnished as Exhibit 99.1 and incorporated herein by reference into this Item 7.01.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 1.01	Underwriting Agreement dated May 9, 2014 among Comstock Resources, Inc., its wholly owned subsidiaries and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

Exhibit 99.1	Press Release dated May 9, 2014 reporting the pricing of the Company’s senior notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: May 12, 2014	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer